EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into as of August 1, 2006 by and between PHYSICIANS REMOTE SOLUTIONS, INC., a Florida corporation (the “Company” and CHRISTOPHER LAROSE, residing at 64 Secretariat Court, Tinton Falls, New Jersey (“LaRose”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ LaRose in the capacity of President and Chief Executive Officer of the Company, upon the terms and conditions set forth in this Agreement; and

WHEREAS, LaRose desires to be so employed by the Company, upon the terms and conditions set forth in this Agreement; and

WHEREAS, LaRose, by reason of the nature of his duties, will be provided access to the Company’s trade secrets and other confidential information and the Company desires to maintain the confidentiality of such.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.

Duties.

a.

The Company hereby employs LaRose, and LaRose agrees to serve the Company, as its President and Chief Executive Officer.

b.

During the term of his employment this Agreement as set forth in Section 2 below (the “Term”), LaRose shall be the principal and chief executive officer of the Company, responsible for the overall direction of the Company and supervision of the management of the Company.

c.

During LaRose’s employment with the Company, LaRose shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with his position and shall render such services on the terms set forth herein.

d.

At any time during the Term that LaRose has been elected as a member of the Company’s the Board of Directors (the “Board”), or an officer or director of any of the Company’s subsidiaries, LaRose shall serve in those capacities for no additional compensation beyond that provided for herein.

e.

During LaRose’s employment with the Company, he shall report directly to the Board.

f.

LaRose shall devote his best efforts and full business time and attention to the performance of his duties under this Agreement. Notwithstanding the foregoing, LaRose shall be free (i) to serve on corporate, civic or charitable boards or committees, where such service does not significantly interfere with the performance of LaRose’s responsibilities under this Agreement, and (ii) to take vacation and sick leave, each at the rate of ten business days per annum.

g.

LaRose acknowledges and agrees that there are inherent subtasks within the services set forth above that will be performed as part of his duties this Agreement.

2.

Term.

The Term shall be from August 1, 2006 through July 31, 2007, subject to the termination provisions hereinafter set forth.

3.

Compensation.

In consideration of the services to be performed this Agreement,

a.

On or before the 15th day of each calendar month during LaRose’s employment  under this Agreement, the Company shall issue to LaRose 83,334 shares of the Company’s common stock (the “Sharers”), $0.00001 par value. As a condition to the issuance of the Shares, LaRose shall have first executed the investment representations, covenants and acknowledgements attached hereto as Exhibit A; and

b.

On or before January 31, 2007, the Board shall review the terms of this Employment Agreement to determine whether LaRose shall be entitled to receive cash compensation in addition to the compensation described in Section 3a above. The determination shall be based primarily upon LaRose’s performance and the Company’s then financial condition and prospects.

c.

Notwithstanding anything in this Agreement to the contrary, in lieu of the compensation that LaRose is entitled to receive pursuant to subsections a and b of this Section 3, LaRose, at his sole option, may elect to be compensated in cash on a weekly basis at the highest minimum wage which he would be entitled to receive under applicable federal and state law. Any such election by LaRose shall become effective upon his giving notice of his election to the Company.

4.

Reimbursement of Expenses.

During the Term, LaRose shall be entitled to prompt reimbursement of all reasonable expenses actually paid or incurred by LaRose in the performance of his duties under this Agreement, in the course of and pursuant to the business of the Company, to promote the interests of the Company or otherwise pursuant to the policies and procedures of the Company. Notwithstanding the foregoing, any expense in excess of $1,000 on a cumulative basis must be first approved by the Board.

5.

Disability.

In the event that LaRose shall be incapacitated by reason of mental or physical disability during the Term such that he is substantially prevented from performing his principal duties and services this Agreement for a period of 30 consecutive days, or for shorter periods aggregating 45 days, the Company thereafter shall have the right to terminate LaRose’s employment under this Agreement by sending written notice of such termination to LaRose or his legal representative and thereupon his employment this Agreement shall immediately terminate. Upon such termination, the Company shall have no further obligation thereafter to LaRose under this Agreement, whether financial or otherwise, except for accrued and unpaid consideration due pursuant to Section 3 above. Notwithstanding the foregoing, the provisions of this Section 5 are subject to the provisions of The Americans With Disabilities Act of 1990 and any other applicable law, rule or regulations.

6.

Death.

In the event of LaRose’s death during the Term, the Company shall have no further obligation under this Agreement, whether financial or otherwise, except for accrued and unpaid consideration due pursuant to Section 3 above.

7.

Termination for Cause.

The Company shall have the right to terminate the employment of LaRose under this Agreement for cause (“Cause”) at any time if:

a.

LaRose shall be convicted by a court of competent and final jurisdiction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved or shall be habitually drunk or intoxicated in public or otherwise commit acts of moral turpitude in such a manner as to materially and adversely reflect upon the reputation of the Company; or

b.

LaRose shall commit any act of embezzlement or similar material dishonest and injurious conduct against the Company or any of its affiliates; or

c.

LaRose shall fail or refuse to perform his duties and responsibilities as required by this Agreement, provided that termination of LaRose’s employment pursuant to this subsection shall not constitute valid termination for Cause unless LaRose shall first have received written notice from the Board stating specifically the nature of such failure or refusal and affording LaRose at least five business days to correct the complained of act or omission.

In the event that the Company terminates the employment of LaRose for Cause, the Company shall have no further obligation thereafter to LaRose under this Agreement, whether financial or otherwise, except for accrued and unpaid consideration due pursuant to Section 3 above. Notwithstanding anything herein to the contrary, LaRose may not be terminated for Cause unless such termination is first approved at a meeting of the Board at which LaRose has been given an opportunity to discuss the reasons for such termination.

8.

Restrictive Covenants

a.

LaRose recognizes and acknowledges that confidential information may exist, from time to time, with respect to the business of the Company. Accordingly, LaRose agrees that he will not, during or after the Term, except if required or deemed appropriate and in the best interests of the Company in connection with his duties this Agreement, disclose any confidential information relating to the Company to any individual or entity. The provisions of this subsection 8a shall not apply to information which is or shall become generally known to the public or the trade (except by reason of LaRose’s breach of his obligations this Agreement), information which is or shall become available in trade or other publications (except by reason of LaRose’s breach of his obligations this Agreement), and information which LaRose is required to disclose by law or by order of a court of competent jurisdiction (but only to the extent specifically required by law or ordered by such court and, when reasonably possible, if LaRose shall give the Company prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

b.

As used in this Agreement, “confidential information” shall mean studies, plans, reports, surveys, analyses, sketches, drawings, notes, records, unpublished memoranda or documents, and all other material nonpublic information relating to the Company’s activities, including, without limitation, all methods, processes, recipes, techniques, shop practices, equipment, research data, marketing and sales information, personnel data, customer lists, supplier lists, franchisee lists, financial data, and all other techniques, know-how and trade secrets which presently or in the future are in the possession of the Company. “Confidential information” shall not include general knowledge, expertise, contacts or skills possessed by LaRose prior to joining the Company or gained by LaRose with respect to the industry or markets in which the Company operates or any information that the Company has disclosed to LaRose prior to the execution hereof.

c.

During the Term, LaRose shall not engage (either as principal, agent or consultant, or through any corporation, firm or organization in which he may be an officer, director, Utates which derives or intends to derive revenues from the sale, development manufacture or distribution of medical billing software. In addition, unless he is terminated without Cause, LaRose will not so engage in any such activity or business for a period of one year after any termination. LaRose acknowledges that this subsection 8c shall not be construed to limit in any way LaRose’s obligations regarding use or disclosure of confidential information as set forth above.

9.

Injunction.

LaRose acknowledges that the services to be rendered by him are of a special, unique and extraordinary character, that, in connection with such services, he will have access to confidential information vital to the Company’s business, and that therefore the restrictive covenants set forth in Section 8 above are reasonable. Accordingly, LaRose consents and agrees that if he violates any of such provisions, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which may be available to it, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining LaRose from committing or continuing any such violation of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, recovery of damages.

10.

Modification or Elimination of Restrictions.

In the event that any of the restrictions contained in Section 8 hereof are held to be in any way an unreasonable restriction on LaRose, then the court so holding may reduce the territory and/or period of time in which such restriction operates, or modify or eliminate any such restriction to the extent necessary to render such Section enforceable.

11.

Work for Hire.

LaRose hereby acknowledges that all duties to be performed by him under this Agreement have been specifically ordered or commissioned by the Company (the “Work”); that the Work constitutes and shall constitute a work-made-for-hire as defined in the United States Copyright Act of 1976; that the Company is and shall be the author of said work-made-for-hire and the owner of all rights in and to the Work throughout the universe, in perpetuity and in all languages, for all now known or hereafter existing uses, media and forms, including, without limitation, the copyrights therein and thereto throughout the universe for the initial term and any and all extensions and renewals thereof; and that the Company shall have the right to make such changes therein and such uses thereof as it may deem necessary or desirable. “Works” shall include, but not be limited to all material and information created by LaRose in the course of LaRose's employment under this Agreement which is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which they are fixed. To the extent that the Work is not recognized as a work-made-for-hire, LaRose hereby assigns, transfers and conveys to the Company, without reservation, all of LaRose's right, title and interest throughout the universe in perpetuity in the Work, including, without limitation, all rights of copyright and copyright renewal in said Work or any part thereof. LaRose will take whatever steps and do whatever acts the Company requests at the Company’s cost, including, but not limited to, placement of the Company proper copyright notice on such Works to secure or aid in securing copyright protection and will assist the Company or its nominees in filing applications to register claims of copyright in such Works. Except to the extent that LaRose deems necessary or advisable in furtherance of the Company’s business, LaRose will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works without written permission to do so from the Company. As used in this Section 11, unless the context otherwise requires, the term “Company” shall, in addition to Physicians Remote solutions, Inc., also refer to any subsidies of Physicians Remote solutions, Inc.

12.

Notices.

All notices, requests, demands, waivers, consents, approvals or other communications required or permitted this Agreement shall be in writing and shall be deemed to have been given when delivered to the address set forth below and addressed as follows:

If to the Company:

Physicians Remote Solutions, Inc.

5 Ridge Road

Cos Cob, CT 06807

If to LaRose:

Christopher LaRose

64 Secretariat Court

Tinton Falls, NJ 07724

Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

13.

Entire Agreement: Amendment.

This Agreement contains the complete understanding existing between the parties on the subjects covered and supersedes any previous written or verbal understandings with respect thereto. and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for either party. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and LaRose.

14.

Severability. Successors and Assigns.

Should any provision or clause hereof be held to be invalid, such invalidity shall not affect any other provision or clause hereof which can be given effect without such invalid provision. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns and upon LaRose and his heirs, executors, administrators, or other legal representatives.

15.

Laws Applicable and Exclusive Venue.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida venue shall lie in the state and federal courts in the State of Florida.

16.

Litigation Expenses.

In the event of any litigation arising out of or relating to this Agreement, the non-prevailing party in such litigation shall pay to the other party all costs and expenses incurred therein by the prevailing party, including, without limitation, reasonable attorneys’ fees, including costs and attorneys' fees for all appellate proceedings, which costs, expenses and fees shall be included in and made a part of any judgment or award rendered in such litigation.

17.

 Remedies.

The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

18.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

PHYSICIANS REMOTE SOLUTIONS, INC.

CHRISTOPHER LAROSE

By:/s/ Gary Cella

/s/ Christopher LaRose

Its: President

EXHIBIT A

Physicians Remote Solutions, Inc.

5 Ridge Road

Cos Cob, CT 06807

Gentlemen:

Reference is made to the Employment Agreement between us as of August 1, 2006.

In order to induce you to issue the Shares, as that term is defined in the Employment Agreement, to me, I hereby confirm the following:

•

Prior to any discussion between you and me with respect to the Shares, I had a existing relationship with Gary Cella.

•

Neither you nor any other person or entity offered to sell me the Shares by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

•

I have no need for liquidity with respect to my investment in the Shares to satisfy any existing or contemplated need, undertaking or indebtedness and I will be able to bear the economic risk of the investment in the Shares for an indefinite period, including the risk of losing all of my investment.  If I lose my entire investment in the Shares, the loss would not materially adversely affect my standard of living or that of my family.

•

I acknowledge and understand that the Shares have not been registered under the Securities Act of 1933 (the “Act”) and that they therefore must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  Accordingly, I will bear the investment risk of the Shares for an indefinite period of time.

•

I am fully aware that Rule 144 under the Act as currently in effect permits sales of “restricted securities” such as the Shares only if a minimum of one year has elapsed since the later of the date the shares were acquired from you or an affiliate of you and only upon compliance with the other requirements of such Rule. I recognize that you may not comply with the conditions which, among others, would permit me to sell the Shares pursuant to Rule 144. If such Rule is available to me, I may make only routine sales of the Shares in limited amounts in accordance with the terms and conditions of such Rule.

•

I understand that you are the only person which may register the Shares under the Act and that the you have no obligation to do so.

•

I have acquired the Shares solely for my account for investment and not with a view toward distribution or fractionalization.

•

In the event that I at any time contemplate the disposition (whether by sale, exchange, gift, or other form of transfer) of the Shares, I will first notify you of such proposed disposition and will thereafter cooperate with you in complying with all applicable requirements of State and Federal securities laws which in the opinion of your counsel, must be satisfied prior the making of such disposition.

•

I will not sell, hypothecate, or otherwise transfer or dispose of any or all of the Shares unless (a) the Shares have been registered under the Act or (b) I first deliver to you a written opinion satisfactory to you and you counsel to the effect that an exemption from registration under the Act is available with respect to such disposition. I shall bear the cost of my own counsel.

•

Prior to the execution of  the Employment Agreement, I understood that the purchase of the Shares is subject to a high degree of risk.

•

Prior to the execution of  the Employment Agreement, I was given access to review all of your books, records, correspondence and other documents.

•

There have never been any oral or written contracts, understandings, agreements or arrangements pursuant to which I may at any date sell or otherwise dispose of any or all of the Shares or cause the title in them to vest in any other person or entity.

•

There have never been any oral or written contracts, understandings, agreements or arrangements between any other person or entity and me by which any such person or entity will benefit in such manner as to be deemed equivalent to an owner of any of the Shares, including, but not limited to, the application of income received from a sale of the Shares.

I hereby confer full authority upon you (a) to instruct your transfer agent not to transfer any of the Shares until it has received a written opinion from your counsel to the effect that the Shares have been registered under the Act or an exemption from such registration is available and (b) to affix to the certificates representing the Shares a legend to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW.  NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION, WHICH UPON REQUEST OF THE CORPORATION, MUST INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION

As used in this letter, the term “Shares” shall also refer to any  securities into which such securities may become converted, subdivided, or split up in connection with a merger, reclassification, recapitalization or reorganization of you and all securities distributed in connection therewith.

Sincerely,

/s/ Christopher LaRose

Christopher Larose